Exhibit 10.05

II-VI INCORPORATED

STOCK APPRECIATION RIGHTS AWARD

Granted to:	No. of shares of II-VI Incorporated
Social Security #:	Common Stock Subject to SAR:

Grant Date:	Base Price per share: $
Expiration Date:

THIS STOCK APPRECIATION RIGHTS AWARD is granted by II-VI Incorporated, a Pennsylvania corporation (the “Company” or “II-VI”), to you (“Recipient”), a director, employee or consultant of the Company or one of its subsidiaries, pursuant to the terms and conditions of the II-VI Incorporated 2005 Omnibus Incentive Plan, as amended from time to time (the “Plan”), a summary of which has been delivered to you. This document shall constitute an Award Agreement as that term is defined in the Plan and is intended to be a Qualified Performance-Based Award within the meaning of Section 2.27 of the Plan. . The Company recognizes the value of your continued service as a key employee and has awarded you these stock appreciation rights under the Plan, subject to the following terms and conditions:

1. SAR Award. The Company hereby grants you on and as of the date specified above (the “Grant Date”) the stock appreciation rights (the “SAR”) with respect to the above stated number of shares of II-VI Common Stock, no par value, at the price per share stated above (the “Base Price”) which is the fair market value of the of a share of Common Stock on the date hereof, which SAR shall expire on the expiration date stated above (the “Expiration Date”), unless it expires earlier in accordance with the terms hereof. The Expiration Date shall in no event be later that ten (10) years from the Grant Date.

1.1. Vesting. The SAR shall be exercisable, pursuant to the terms of the Plan and shall vest and become exercisable in installments, as follows: [DESCRIBE VESTING SCHEDULE – e.g., twenty percent (20%) of the total number of shares subject to this SAR shall become exercisable on each of the first, second, third, fourth and fifth anniversaries of the Grant Date].

1.2. Exercise of SAR. Any exercisable portion of the SAR may be exercised in whole or in part, but in no event with respect to a fraction of a share, from time to time during the Exercise Period. For the purposes of this Award, the “Exercise Period” shall be that period of time beginning on the date on which the initial portion of the SAR vests in accordance with paragraph 1.1 above and ending upon the close of business on the date which is ten (10) business days after the date on which the final portion of the SAR vests in accordance with paragraph 1.1 above, unless otherwise terminated pursuant to the terms of the Plan or this Award Agreement. Exercise shall be by written notice of exercise to the Company at the following address:

II-VI Incorporated

Attention: Chief Financial Officer

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

and shall specify the number of shares subject to SAR to be exercised, the Base Price per share, the aggregate Base Price for all SARs being exercised under said notice and the manner in which you choose to have the exercise of the SAR settled (i.e., in cash or in shares of II-VI Common Stock). Such exercise shall be effective upon the actual receipt of such notice to the Company. There shall be furnished with each notice of the exercise of any portion of the SAR such documents as the Company in its discretion may deem necessary to assure compliance with applicable rules and regulations of any stock exchange or governmental authority.

1.3. Payment upon Exercise. As promptly as is commercially practicable following the receipt by the Company of all requested information from the Recipient with respect to any exercised portion of the SAR, you shall be entitled to receive from the Company an amount equal to the product (the “Aggregate Spread”) obtained by multiplying (A) the difference obtained, if any, by subtracting the Base Price per share from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR by (B) the number of shares with respect to which the SAR is exercised. You may elect to receive the Aggregate Spread in (i) cash or (ii) shares of II-VI Common Stock, in each case less any applicable withholding taxes. For the avoidance of doubt, the Aggregate Spread cannot be a negative number. In the event you choose shares of II-VI Common Stock, the whole number of such shares to be delivered shall be calculated by dividing the Aggregate Spread by the Fair Market Value of a share of II-VI Incorporated Common Stock which shall be equal to the closing price for shares as reported on a consolidated basis on the Nasdaq National Market on the exercise date and rounding down to the nearest whole number of shares. The Company shall pay you the Fair Market Value of the fractional shares calculated above which were rounded down in cash.

1.4. Post-termination Exercise. Upon the termination of your employment with or service to the Company and its subsidiaries (for any reason other than (i) early, normal or late retirement as those terms are defined in the Company’s profit sharing plan, (ii) death or (iii) total and permanent disability as defined in Section 105(d)(4) of the Internal Revenue Code), the SAR shall be immediately forfeited and shall become null and void, whether or not then vested, on and as of the date of such termination. Upon the termination of your employment with or service to the Company and its subsidiaries due to (i) early, normal or late retirement as those terms are defined in the Company’s profit sharing plan, (ii) death or (iii) total and permanent disability as defined in Section 105(d)(4) of the Internal Revenue Code, the SAR may be exercised post-termination during the applicable periods set forth in Section 5.9 of the Plan.

1.5. Acceleration of Vesting.

(a) Any portion of the SAR not then vested shall immediately vest and become exercisable immediately prior to a Change in Control. Any portion of the SAR remaining unexercised upon a Change in Control shall lapse upon such Change in Control and shall be null and void. For purposes of this paragraph, “Change in Control” means (i) the consummation of any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of substantially all of the assets of the Company; or (ii) the consummation of any merger or consolidation to which the Company is a party as a result of which the persons (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than a majority of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

(b) Any portion of the SAR not then vested shall immediately vest and become exercisable upon the termination of your employment with or service to the Company and its subsidiaries due to (i) early, normal or late retirement as those terms are defined in the Company’s profit sharing plan, (ii) death or (iii) total and permanent disability as defined in Section 105(d)(4) of the Internal Revenue Code, and shall remain exercisable as set forth more fully in paragraph 1.4 above.

2. Limitation of Rights; Dividend Equivalents. Recipient (i) shall not have any rights of ownership of the shares of the Company’s Common Stock subject to the SAR, and (ii) shall not have any right to vote such shares. Recipient, however, shall receive a cash payment equal to the cash dividends paid on shares subject to the SAR if and when cash dividends are paid to shareholders of the Company.

3. Compliance with Laws. The SAR shall not be exercised in whole or in part and no related share certificates shall be delivered in the sole discretion of the Company: (a) if such exercise or delivery would constitute a violation of any provision of, or any regulation or order entered pursuant to, any law purporting to regulate wages, salaries or compensation; or (b) if any requisite approval, consent, registration or other qualification of any stock exchange or quotation system upon which the securities of the Company may then be listed, the Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares pursuant thereto, shall not have been secured.

4. Nontransferability. Except as otherwise provided in the Plan, the SAR shall not be sold, pledged, assigned, hypothecated, transferred or disposed of (a “Transfer”) in any manner, other than by will or the laws of descent and distribution. Any attempt to Transfer the SAR in violation of this paragraph or the Plan shall render this Award null and void.

5. Adjustments. The number of shares covered by the SAR and the Based Price shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Company’s Common Stock. In addition, the Committee may make or provide for such adjustment in the number of shares subject to the SAR, and the kind of shares subject to the SAR, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Recipient’s rights that otherwise would result from (a) any exchange of shares of the Company’s Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin–off, spin–out, split–off, split–up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for the SAR such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the SAR so replaced.

6. Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to this Award, and the Committee may round fractions down.

7. Withholding. Recipient shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the SAR and any cash dividend equivalents paid thereon. Such payment shall be made in full, at Recipient’s election, in cash or check, or by the tender of previously acquired shares of the Company’s Common Stock.

8. Plan Provisions. In addition to the terms and conditions set forth herein, this Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award and not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

9. No Continued Rights. The granting of this Award shall not give Recipient any rights to similar grants in future years or any right to continuance of employment or other service with the Company or any of its subsidiaries, nor shall it interfere in any way with any right that the Company or any of it’s subsidiaries would otherwise have to terminate Recipient’s employment or other service at any time, or the right of Recipient to terminate his or her services at any time.

10. Rights Unsecured. Recipient shall have only the Company’s unfunded, unsecured promise to pay. The rights of Recipient hereunder shall be that of an unsecured general creditor of the Company and Recipient shall not have any security interest in any assets of the Company.

11. Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

12. Controlling Law. The validity, construction and effect of this Award will be determined in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws. Recipient and the Company hereby irrevocably submit to the exclusive concurrent jurisdiction of the courts of the Commonwealth of Pennsylvania. Recipient and the Company also both irrevocably waive, to the fullest extent permitted by applicable law, any objection either may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

13. Entire Agreement. The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof with respect to this Award, except that this Award shall be subject to the terms and conditions set forth in any employment agreement between Recipient and Company. There are no other representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

14. Captions. Section and other headings contained in this Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

15. Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the date that a denial of any claim hereunder is made or any earlier date that the claim otherwise accrues.

16. Section 409A of the Code. This Award is intended to satisfy all applicable requirements of Section 409A of the Code and shall be construed accordingly. The Company in its discretion impose conditions on the timing and effectiveness of any exercise by Recipient, or take any other action it deems necessary to comply with the requirements of Section 409A, including amending the Award, without Recipient’s consent, in any manner it deems necessary to cause the Award to comply with the applicable requirements of Section 409A. Notwithstanding, Recipient recognizes and acknowledges that Section 409A of the Code may affect the timing and recognition of payments due hereunder, and may impose upon the Recipient certain taxes or other charges for which the Recipient is and shall remain solely responsible.

WITNESS	II-VI INCORPORATED

By:
[name]		[name]
[title]		[title]
(Corporate Seal)

WITNESS		RECIPIENT

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